                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):  February 24, 1997


                                 BAREFOOT INC.
             (Exact name of registrant as specified in its charter)


      Delaware                      0-19602                   31-1265715
-----------------------       ------------------       -----------------------
(State or other juris-     (Commission File Number)     (IRS Employer
diction of incorporation)                                 Identification No.)


450 West Wilson Bridge Road                                      43085
Worthington, Ohio                                      ------------------------
------------------------                                      (Zip Code)
(Address of principal
  executive offices)




Registrant's telephone number, including area code:       (614) 846-1800
                                                       ---------------------
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Item 1.  Change in Control of Registrant

     On February 24, 1997 ServiceMaster Limited Partnership consummated its tender offer (the "Tender Offer") to acquire each outstanding share ("Barefoot Share") of common stock, par value $.01 per share, of Barefoot Inc. (the "Company"), together with the associated Series A Junior Participating Preferred Stock Purchase Rights not already owned by ServiceMaster. Prior to the Tender Offer ServiceMaster owned approximately 2.0% of the outstanding Barefoot Shares. ServiceMaster acquired 97.44% of the outstanding Barefoot Shares pursuant to the Tender Offer.

     The Tender Offer was made pursuant to an Acquisition Agreement (the "Acquisition Agreement") dated December 5, 1996, among ServiceMaster, ServiceMaster Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of ServiceMaster, and the Company. The consideration paid for each Barefoot Share tendered pursuant to the Tender Offer was, at the election of the holder, either (i) $16.00 in cash, without any interest thereon (the "Cash Consideration"); or (ii) 0.62971 of a share ("ServiceMaster Share") limited partnership interest in ServiceMaster (the "Share Consideration").

     The number of Barefoot Shares tendered pursuant to the Tender Offer was 14,148,269. 5,021,258 of such Barefoot Shares were tendered for the Cash Consideration, and 9,127,011 were tendered for the Share Consideration. The total amount of cash paid by ServiceMaster to former Barefoot stockholders pursuant to the Tender Offer was $80,340,128 and the total number of ServiceMaster Shares issued to former Barefoot Stockholders was 5,747,730, with an aggregate value of $146,031,076. The aggregate Cash Consideration was paid with borrowings under ServiceMaster's previously existing credit facilities.

     ServiceMaster, Merger Sub and the Company are parties to a Plan and Agreement of Merger (the "Merger Agreement") dated December 5, 1996. Pursuant to the Acquisition Agreement and the Merger Agreement, ServiceMaster intends to file a notice of the merger of Merger Sub with and into the Company with the Delaware Secretary of State on February 26, 1997 (the "Effective Time"). The approval of the holders Barefoot Shares (other than ServiceMaster and Acquisition) will not be required to effect the Merger pursuant to the applicable provisions of the Delaware General Corporation Law ("DGCL"). The Barefoot Shares issued and outstanding immediately prior to the Effective Time (other than those held by ServiceMaster, Merger Sub or any other wholly owned subsidiary of Servicemaster or held in the treasury of the Company, all of which were cancelled, and Barefoot Shares held by holders who properly exercise dissenters' rights under DGCL) will be converted into the right to receive $16.00 in cash per share, without any interest thereon (the "Merger Consideration"). The funds necessary to effectuate the Merger , approximately $1,319,856, will consist of cash on hand and borrowings under existing credit facilities.

     Pursuant to the Acquisition Agreement and the Merger Agreement, the Company's former directors agreed, upon the consummation of the Tender Offer, to resign and appoint successors designated by ServiceMaster.

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

Item 7.  Financial Statements and Exhibits

              (a)  Not Applicable

              (b)  Not Applicable

              (c)  Exhibits

                   2.1 Acquisition Agreement dated December 5, 1996 by and among ServiceMaster Limited Partnership, ServiceMaster Acquisition Corporation and Barefoot Inc. is incorporated by reference to Exhibit 2.1 to ServiceMaster Limited Partnership's Registration Statement on Form S-4, effective January 16, 1997 (SEC File No. 333-17759).

                   2.1 Plan and Agreement of Merger dated December 5, 1996 by and among ServiceMaster Limited Partnership, ServiceMaster Acquisition Corporation and Barefoot Inc. is incorporated by reference to Exhibit 2.1 to ServiceMaster Limited Partnership's Registration Statement on Form S-4, effective January 16, 1997 (SEC File No. 333-17759).

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

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BAREFOOT INC.


Dated: February 26, 1997                   By:/s/ Vernon T. Squires
                                              ____________________________
                                              Name:  Vernon T. Squires
                                              Title: Secretary












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

                                 EXHIBIT INDEX


     Exhibit No.            Description of Exhibit
     -----------            ----------------------

     2.1 Acquisition Agreement dated December 5, 1996 by and among ServiceMaster Limited Partnership, ServiceMaster Acquisition Corporation and Barefoot Inc. is incorporated by reference to
              Exhibit 2.1 to ServiceMaster Limited Partnership's Registration Statement on Form S-4, effective January 16, 1997 (SEC File No. 333-17759).

     2.2 Plan and Agreement of Merger dated December 5, 1996 by and among ServiceMaster Limited Partnership, ServiceMaster Acquisition Corporation and Barefoot Inc. is incorporated by reference to
              Exhibit 2.1 to ServiceMaster Limited Partnership's Registration Statement on Form S-4 effective January 16, 1997 (SEC File No. 333-17759).










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